Exhibit 10.1

VivoPower enters into heads of agreement to combine

Tembo with Cactus Acquisition Corp. 1 Limited

London, UK | April 2, 2024 - Tembo, an emerging player in the utility vehicle electrification sector (“Tembo”), and a subsidiary of VivoPower International PLC (Nasdaq: VVPR, “VivoPower”), and Cactus Acquisition Corp. 1 Limited (Nasdaq: CCTS, CCTSW, CCTSU, “CCTS”), a special purpose acquisition company (“SPAC”) today announced they have entered into a non-binding heads of agreement whereby they will commit to negotiate on an exclusive basis a potential business combination. Upon closing of the business combination, the combined company is expected to remain NASDAQ-listed under the name “Tembo Group”.

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•	Tembo E-LV (“Tembo”), a subsidiary of VivoPower International PLC (“VivoPower”), has entered into a heads of agreement to combine with Cactus Acquisition Corp. 1 Limited (“CCTS”).

•	It is intended that Tembo will be the surviving entity and upon closing and will change its name to “Tembo Group”.

•	The heads of agreement is based on an indicative valuation of Tembo of $838 million, subject to customary due diligence for similar transactions and market conditions.

•	The heads of agreement provides that Tembo and CCTS will negotiate a business combination agreement on an exclusive basis.

•	CCTS has $24.6m of cash on its balance sheet, as of its last quarterly filing.

•	Tembo and CCTS target entering into a definitive business combination agreement in May 2024, with the business combination targeted for completion by August 2024.

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About Cactus Acquisition Corp. 1 Limited

Cactus Acquisition Corp. 1 Limited is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination. For more information, visit https://cactusac1.com

About Tembo

Tembo electric utility vehicles (EUVs) are the premier 100% electric solution for ruggedised and/or customised applications for fleet owners in the mining, agriculture, energy utilities, defence, police, government, humanitarian, and game safari industries. Tembo provides safe, high-performance off-road and on-road electric utility vehicles that meet exacting standards of safety, reliability, and quality. Its core purpose is to provide safe and reliable electrification solutions for utility vehicle fleet owners -globally, helping perpetuate useful life, reduce costs, maximise return on assets, meet ESG goals and activate the circular economy. Tembo is a subsidiary of the Nasdaq-listed B Corporation, VivoPower International PLC.

About VivoPower

VivoPower is an award-winning global sustainable energy solutions B Corporation company focused on electric solutions for off-road and on-road customised and ruggedised fleet applications, battery and microgrids, solar and critical power technology and services. The Company’s core purpose is to provide its customers with turnkey decarbonisation solutions that enable them to move toward net-zero carbon status. VivoPower has operations and personnel in Australia, Canada, the Netherlands, the United Kingdom, the United States, the Philippines, and the United Arab Emirates.

Important Information About the Merger and Where to Find It

If a definitive Business Combination Agreement is executed, CCTS intends to file preliminary and definitive proxy statements/prospectus with the SEC. The preliminary and definitive proxy statements/prospectus and other relevant documents will be sent or given to the shareholders of CCTS as of the record date established for voting on the proposed business combination and will contain important information about the proposed business combination and related matters. Shareholders of CCTS and other interested persons are advised to read, when available, the preliminary proxy statement/prospectus and any amendments thereto and, once available, the definitive proxy statement/prospectus, in connection with CCTS’s solicitation of proxies for the meeting of shareholders to be held to approve, among other things, the proposed business combination. Shareholders will also be able to obtain copies of the preliminary and definitive proxy statements/prospectus, without charge, once available, at the SEC’s website at www.sec.gov or by directing a request to: Cactus Acquisition Corp. 1 Ltd, 4B Cedar Brook Drive, Cranbury, NJ 08512, telephone: (609) 495-2222.

No Offer or Solicitation

This press release shall not constitute a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the proposed transaction. This press release shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Forward-Looking Statements

This communication includes certain statements that may constitute “forward-looking statements” for purposes of the U.S. federal securities laws. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts or other characterisations of future events or circumstances, including any underlying assumptions. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements may include, for example, statements about the achievement of performance hurdles, or the benefits of the events or transactions described in this communication and the expected returns therefrom. These statements are based on VivoPower’s management’s current expectations or beliefs and are subject to risk, uncertainty, and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, and other risks and uncertainties affecting the operation of VivoPower’s business. These risks, uncertainties and contingencies include changes in business conditions, fluctuations in customer demand, changes in accounting interpretations, management of rapid growth, intensity of competition from other providers of products and services, changes in general economic conditions, geopolitical events and regulatory changes, and other factors set forth in VivoPower’s filings with the United States Securities and Exchange Commission. The information set forth herein should be read in light of such risks. VivoPower is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements whether as a result of new information, future events, changes in assumptions or otherwise.

Contact

Shareholder Enquiries

investors@cactusac1.com

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